EXHIBIT 99.1

PHOENIX FOOTWEAR

REPORTS FINAL THIRD QUARTER RESULTS

CARLSBAD, Calif., November 16, 2009 — Phoenix Footwear Group, Inc. (NYSE Amex: PXG) today reported its final results of operations for the third quarter of fiscal 2009. The Company previously announced a preliminary net profit of $310,000 for the third quarter. Final net profit was $60,000, reflecting an additional charge arising solely from closing transaction costs relating to the Company’s divestiture of certain discontinued operations.

•	Net profit of $60,000, or $0.01 per share, compared to a net loss of $2.1 million for the third quarter of fiscal 2008.

•

A loss from continuing operations during the third quarter of $1.0 million, or $0.12 per share. Included in this loss is $303,000 in amortized financing exit fees, $180,000 of payroll related expenses for terminated employees, and $115,000 of financial consulting and other fees. This loss compares to a loss from continuing operations of $1.3 million for the third quarter of fiscal 2008.

•	Net sales from continuing operations during the third quarter of $5.5 million, down 32% compared to net sales from continuing operations of $8.0 million during the third quarter of fiscal 2008.

•	Funded bank debt balance of $2.6 million at the close of the third quarter, which is a reduction of $5.4 million from the close of the second fiscal quarter of 2009.

Banking Update

On November 5, 2009 the Company and Wells Fargo Bank, National Association entered into a Fifth Amendment to Credit and Security Agreement. Under the terms of this Amendment, the existing credit agreement was changed by, among other things, decreasing the inventory sublimit of the borrowing base to $2.1 million and resetting the percentage of Eligible Inventory included in the borrowing base to 41% and eliminating the one percent (1%) daily reductions included in the previous amendment.

As of November 11, 2009, the Company had $2.6 million outstanding under the Credit Agreement with remaining availability of $257,000. The Company is engaged in discussions with several different financing sources concerning the refinancing of the revolving line of credit debt on or before November 30, 2009.

The description of the agreements above is qualified in its entirety by reference to the full text of the applicable agreements, copies of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended October 3, 2009.

Liquidity Update

Recently the Worker, Homeownership and Business Assistance Act of 2009 (the Act) was enacted. The Act provides for an election for federal taxpayers to increase the carry back period for an applicable net operating loss to 3, 4 or 5 years. Accordingly, the Company is applying for a refund of approximately $2.0 million with the Internal Revenue Service. The Company expects to receive these funds in the next 45 days, which will be applied to increase the Company’s liquidity and working capital.

NYSE Amex Notice Update

On October 9, 2009, the Company received a notice from the NYSE Amex LLC (NYSE Amex), indicating that as of its quarter ended July 4, 2009, the Company failed to meet one of the continued listing standards of the NYSE Amex. Specifically, the letter stated that the Company is not in compliance with Section 1003(a)(ii) of the NYSE Amex Company Guide, with stockholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years. On November 9, 2009, the Company submitted a plan to the NYSE Amex addressing how it intends to regain compliance with this continued listing standard by April 11, 2011. The plan must be approved by the NYSE Amex in order for the Company to maintain its listing. The policy of the NYSE Amex is to make a determination within 45 days of a company’s submission of a plan for compliance as to whether the company has made reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards within the requisite time frame. The NYSE Amex may either accept the plan, at which time the Company will be subject to ongoing monitoring for compliance with the plan, or not accept the plan and initiate delisting proceedings. There can be no assurance that the NYSE Amex will accept any plan that the Company submits or that, if it does accept any such plan, the NYSE Amex will not subsequently initiate delisting proceedings as a result of the NYSE Amex’s compliance monitoring with respect to that plan or otherwise.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men’s and women’s footwear and accessories. Phoenix Footwear’s brands include Trotters®, SoftWalk® and H.S. Trask®. Emphasizing quality, fit, and traditional and authentic designs, these brands are primarily sold through department stores, specialty retailers, mass merchants and catalogs. Phoenix Footwear Group, Inc. is traded on the NYSE Amex under the symbol PXG.

Forward-Looking Statements

The words “anticipates,” “will,” “expects,” “intends” and words of similar meaning identify forward-looking statements. Forward-looking statements also include representations of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the Company’s statements regarding the Company’s ability to repay its bank debt in a timely manner, obtain an extension of the forbearance agreement by Wells Fargo, successfully regain compliance with the NYSE Amex listing standards and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation to release publicly any update or revision to any forward-looking statement contained herein if there are changes in the Company’s expectations or if any events, conditions or circumstances on which any such forward-looking statement is based.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding future growth and performance of individual brands, Phoenix Footwear’s expected financial performance and condition for fiscal 2009 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring, “ or similar expressions. Many of these risks and uncertainties are discussed in Phoenix Footwear’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at http://www.sec.gov. These include, without limitation: Phoenix Footwear’s ability to refinance its existing bank facility in a timely manner, obtain an extension of the Wells Fargo forbearance agreement, obtain waiver of future defaults and amendments to its credit arrangement and the attendant risk of increased costs or stockholder dilution from refinancing the defaulted debt or foreclosure on the Company’s assets if a waiver/amendment is not obtained or the debt is not refinanced; the risk that Phoenix Footwear could be delisted from the NYSE Amex; the risk that Phoenix Footwear will not be able to continue as a going concern; Phoenix Footwear’s ability to sustain its return to profitability despite its restructuring efforts and debt reduction; risk associated with the recent disruptions in the overall economy and the impact on the retail industry, including Phoenix Footwear’s customers; risk associated with Phoenix’s accessories business; the concentration of Phoenix Footwear’s sales to a relatively small group of customers; changing consumer preferences and fashion trends; Phoenix’s ability to execute on its growth strategies, including the introduction of new products or the distribution of products through new channels; competition from other companies in Phoenix Footwear’s markets; the potential financial instability of Phoenix Footwear’s customers and the risk of loss of future and pending orders; Phoenix Footwear’s ability to protect its intellectual property rights; the risk of losing third party trademark licenses; Phoenix Footwear’s ability to manage inventory levels; fluctuations in its financial results as a result of the seasonality in its business; the risks of doing business in international markets; Phoenix Footwear’s reliance on independent manufacturers, including those to whom the Company may be past-due; disruptions in Phoenix Footwear’s manufacturing system; the loss of one or more senior executives; fluctuations in the price, availability and quality of raw materials; a decline in general market and economic conditions; and, risk associated with claims arising from divestiture transactions, including indemnification claims. Although Phoenix Footwear believes that the assumptions underlying the forward- looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on Phoenix Footwear’s current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statements.

Contact:

Dennis T. Nelson

Chief Financial Officer

Phoenix Footwear Group, Inc.

(760) 602-9688

Phoenix Footwear Group, Inc.

Consolidated Condensed Balance Sheets

(Unaudited)

(In thousands)

	As of October 3, 2009	As of January 3, 2009
ASSETS

Current assets:
Cash and cash equivalents	$207	$456
Accounts receivable, net	3,829	3,153
Inventories, net	6,016	9,503
Other current assets	1,687	916
Income taxes receivable	245	302
Current assets of discontinued operations	171	16,615

Total current assets	12,155	30,945

Property, plant & equipment, net	1,087	1,290
Other assets	—	93
Long-term assets of discontinued operations	—	821

TOTAL ASSETS	$13,242	$33,149

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable, current	$2,573	$11,173
Accounts payable	2,441	1,887
Accrued expenses	1,522	1,557
Other current liabilities	22	155
Income taxes payable	5	78
Current liabilities of discontinued operations	2,870	6,406

Total current liabilities	9,433	21,256

Other long-term liabilities	378	382
Long-term liabilities of discontinued operations	—	149

Total liabilities	9,811	21,787

Stockholders’ equity	3,431	11,362

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,242	$33,149

Phoenix Footwear Group, Inc.

Consolidated Condensed Statements of Operations

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended
	October 3, 2009		September 27, 2008
Net sales	$5,453	100.0%	$8,028	100.0%
Cost of goods sold	3,536	64.8%	4,567	56.9%

Gross profit	1,917	35.2%	3,461	43.1%

Operating expenses:
Selling, general and administrative expenses	2,621	48.1%	4,722	58.8%

Total operating expenses	2,621	48.1%	4,722	58.8%

Operating loss	(704)	-12.9%	(1,261)	-15.7%

Interest expense, net	306	5.6%	47	0.6%

Loss before income taxes and discontinued operations	(1,010)	-18.5%	(1,308)	-16.3%

Income tax expense (benefit)	9	0.2%	7	—%

Loss before discontinued operations	(1,019)	-18.7%	(1,315)	-16.4%

Earnings (loss) from discontinued operations, net of tax	1,079	19.8%	(803)	-10.0%

Net earnings (loss)	$60	1.1%	$(2,118)	-26.4%

Earnings (loss) per share:

Basic and diluted
Continuing operations	$(0.12)		$(0.16)
Discontinued operations	0.13		(0.10)

Net earnings (loss)	$0.01		$(0.26)

Weighted-average shares outstanding:
Basic and diluted	8,166		8,166

Phoenix Footwear Group, Inc.

Consolidated Condensed Statements of Operations

(Unaudited)

(In thousands, except per share data)

	For the Nine Months Ended
	October 3, 2009		September 27, 2008
Net sales	$15,505	100.0%	$23,650	100.0%
Cost of goods sold	11,003	71.0%	13,737	58.1%

Gross profit	4,502	29.0%	9,913	41.9%

Operating expenses:
Selling, general and administrative expenses	8,883	57.3%	14,460	61.1%
Other expense (income), net	1,018	6.6%	(1,500)	-6.3%

Total operating expenses	9,901	63.9%	12,960	54.8%

Operating loss	(5,399)	-34.8%	(3,047)	-12.9%

Interest expense, net	457	2.9%	849	3.6%

Loss before income taxes and discontinued operations	(5,856)	-37.8%	(3,896)	-16.5%

Income tax expense (benefit)	18	0.1%	45	0.2%

Loss before discontinued operations	(5,874)	-37.9%	(3,941)	-16.7%

Earnings (loss) from discontinued operations, net of tax	(2,143)	-13.8%	(616)	-2.6%

Net earnings (loss)	$(8,017)	-51.7%	$(4,557)	-19.3%

Earnings (loss) per share:

Basic and diluted
Continuing operations	$(0.72)		$(0.48)
Discontinued operations	(0.26)		(0.08)

Net earnings (loss)	$(0.98)		$(0.56)

Weighted-average shares outstanding:
Basic and diluted	8,166		8,136

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